EXHIBIT 99.2

FOR IMMEDIATE RELEASE
Contacts:
Lauren Ponti-Zins
(513) 246-2137 (office)
media@bankatfirst.com

First Financial and MainSource Announce
Shareholder Approval of Merger

Cincinnati, Ohio - December 4, 2017 - /PRNewswire/ -- First Financial Bancorp. (Nasdaq: FFBC) (“First Financial”) and MainSource Financial Group, Inc. (Nasdaq: MSFG) (“MainSource”) announced today that each company has received the requisite shareholder approval for the merger of MainSource with and into First Financial that was announced on July 25, 2017.

The transaction remains subject to receipt of all required regulatory approvals and satisfaction of customary closing conditions, and is expected to close in early 2018.

Upon closing of the merger, the banking subsidiaries of each will also merge, with First Financial Bank as the surviving entity. The MainSource branches will continue to operate under the name “MainSource Bank” until the conversion of the operating systems, anticipated to occur in the second quarter of 2018.
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About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company.  As of September 30, 2017, First Financial had $8.8 billion in assets, $6.0 billion in loans, $6.7 billion in deposits and $915.0 million in shareholders' equity.  First Financial's subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its four lines of business: Commercial and Private Banking, Retail Banking, Investment Commercial Real Estate and Commercial Finance.  These business units provide traditional banking services to business and retail clients.  Commercial and Private Banking includes First Financial Wealth Management, which provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.6 billion in assets under management as of September 30, 2017.  First Financial's primary operating markets are located in Ohio, Indiana and Kentucky where it operates 102 banking centers, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis.  Additional information about First Financial, including its products, services and banking locations is available at www.bankatfirst.com.

About MainSource Financial Group, Inc.
MainSource Financial Group, Inc. is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $4.6 billion. MainSource operates 94 full-service offices throughout Indiana, Illinois, Kentucky and Ohio through its banking subsidiary, MainSource Bank, Greensburg, Indiana.

Cautionary Statements Regarding Forward-Looking Information
Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the transaction between First Financial and MainSource, which are subject to numerous assumptions, risks and uncertainties.  Words such as ''believes,'' ''anticipates,'' "likely," "expected," "estimated," ''intends'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Please refer to each of First Financial's and MainSource' s Annual Report on Form 10-K for the year ended December 31, 2016, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management's control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  In addition to factors previously disclosed in reports filed by First Financial and MainSource with the SEC, risks and uncertainties for First Financial, MainSource and the combined company include, but are not limited to:  the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; the risk that integration of MainSource's operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the Merger in a timely manner; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the , including receipt of required regulatory and other approvals; the failure of the proposed Merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the Merger on First Financial's, MainSource's or the combined company's respective customer relationships and operating results; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.  All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, neither First Financial nor MainSource assumes any obligation to update any forward-looking statement.

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